EXHIBIT 99.1

 STURM, RUGER & CO., INC.

SOUTHPORT, CONNECTICUT 06890 U.S.A.

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS SECOND QUARTER 2011

EARNINGS OF 57¢ PER SHARE AND DECLARES DIVIDEND OF 14.2¢ PER SHARE

SOUTHPORT, CONNECTICUT, July 27, 2011--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for the second quarter 2011, the Company reported net sales of $79.6 million and earnings of 57¢ per share, compared with net sales of $64.4 million and earnings of 43¢ per share in 2010.

For the six months ended July 2, 2011, net sales were $155.1 million and earnings were $1.00 per share.  For the corresponding period in 2010, net sales were $132.7 million and earnings were 86¢ per share.

The Company also announced today that its Board of Directors voted to declare a quarterly dividend of 14.2¢ per share on the Company’s issued and outstanding shares of common stock.  This cash dividend will be paid on August 26, 2011 to stockholders of record as of August 12, 2011.

Chief Executive Officer Michael O. Fifer made the following comments related to the Company’s results:

•

The Company launched the new SR1911 pistol, the new Single-Ten revolver, and the new SR40c pistol in the second quarter of 2011.  New product introductions are a strong driver of demand and represented $26.7 million or 34% of sales in the second quarter of 2011.

•

Demand for our products remained strong in the second quarter of 2011.  The estimated sell-through of the Company’s products from the independent distributors to retailers in the second quarter of 2011 increased by approximately 24% from the second quarter of 2010.  National

Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) increased 13% during this period.

•

The incoming order rate in the second quarter of 2011 increased 90% from the second quarter of 2010.

•

Cash provided by operating activities was $32.4 million for the six months ended July 2, 2011.  At July 2, 2011, our cash and equivalents and short-term investments totaled $76.5 million.  Our current ratio is 3.2 to 1 and we have no debt.

•

During the first half of 2011, capital expenditures totaled $7.7 million, much of it related to tooling and equipment for new products.  We expect to invest approximately $15 million for capital expenditures during 2011.

•

At July 2, 2011, stockholders’ equity was $128.7 million, which equates to a book value of $6.81 per share, of which $4.05 per share was cash and equivalents and short-term investments.

•

During the first half of 2011, we returned $4.8 million to our shareholders through:

1.

The payment of $2.8 million of dividends, and

2.

The repurchase of 133,400 shares of our common stock in the open market at an average price of $14.94 per share, for a total of $2.0 million.

•

As of the end of the second quarter of 2011, $8.0 million remains available for future stock repurchases.

•

In May, the Company announced the Ruger Million Gun Challenge to benefit the National Rifle Association. Ruger will donate $1 to the NRA for every Ruger firearm sold from April 2011 through March 2012, with the goal of selling one million Ruger firearms and donating $1 million to the NRA. Ruger made its first Million Gun Challenge donation of $279,600 in July.

Today, the Company filed its Quarterly Report on Form 10-Q for the second quarter of 2011.  The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate. Investors are urged to read the complete Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market.  Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited)

(Dollars in thousands, except share data)

	July 2, 2011	December 31, 2010

Assets

Current Assets
Cash and cash equivalents	$12,038	$ 5,132
Short-term investments	64,493	52,493
Trade receivables, net	31,857	31,565
Gross inventories	42,291	48,820
Less LIFO reserve	(37,101)	(37,448)
Less excess and obsolescence reserve	(1,141)	(1,545)
Net inventories	4,049	9,827

Deferred income taxes	5,013	4,780
Prepaid expenses and other current assets	801	1,427
Total Current Assets	118,251	105,224

Property, plant and equipment	156,896	150,379
Less allowances for depreciation	(112,118)	(107,458)
Net property, plant and equipment	44,778	42,921
Deferred income taxes	4,099	5,443
Other assets	8,209	4,173
Total Assets	$175,337	$157,761

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited) (Continued)

(Dollars in thousands, except share data)

	July 2, 2011	December 31, 2010

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$ 18,966	$ 16,492
Product liability	741	449
Employee compensation and benefits	10,343	10,923
Workers’ compensation	4,716	4,893
Income taxes payable	2,081	582
Total Current Liabilities	36,847	33,339

Accrued pension liability	9,355	9,369
Product liability accrual	415	573

Contingent liabilities	--	--
Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	--	--
Common Stock, par value $1:
Authorized shares – 40,000,000 2011 – 23,209,472 issued, 18,910,038 outstanding 2010 – 23,003,285 issued, 18,837,251 outstanding	23,209	23,003
Additional paid-in capital	9,934	9,885
Retained earnings	153,109	137,125
Less: Treasury stock – at cost 2011 – 4,299,434 shares 2010 – 4,166,034 shares	(37,884)	(35,885)
Accumulated other comprehensive loss	(19,648)	(19,648)
Total Stockholders’ Equity	128,720	114,480
Total Liabilities and Stockholders’ Equity	$175,337	$157,761

STURM, RUGER & COMPANY, INC.

Condensed Statements of Income (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

Net firearms sales	$78,471	$63,621	$152,912	$130,891
Net castings sales	1,151	768	2,151	1,775
Total net sales	79,622	64,389	155,063	132,666

Cost of products sold	51,157	42,649	102,604	87,794

Gross profit	28,465	21,740	52,459	44,872

Operating expenses:
Selling	6,468	5,118	13,380	11,017
General and administrative	4,935	3,984	9,560	7,919
Other operating expenses, net	-	-	-	398
Total operating expenses	11,403	9,102	22,940	19,334

Operating income	17,062	12,638	29,519	25,538

Other income:
Interest (expense) income, net	(13)	(24)	(33)	(57)
Other income, net	114	174	290	301
Total other income, net	101	150	257	244

Income before income taxes	17,163	12,788	29,776	25,782

Income taxes	6,350	4,604	11,017	9,281

Net income	$10,813	$ 8,184	$18,759	$16,501

Basic earnings per share	$0.57	$0.43	$1.00	$0.86

Fully diluted earnings per share	$0.56	$0.42	$0.99	$0.85

Cash dividends per share	$0.097	$0.093	$0.147	$0.153

STURM, RUGER & COMPANY, INC.

Condensed Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Six Months Ended
	July 2, 2011	July 3, 2010

Operating Activities
Net income	$18,759	$ 16,501
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	5,860	4,419
Slow moving inventory valuation adjustment	(176)	(314)
Stock-based compensation	1,247	908
Loss (Gain) on sale of assets	(7)	10
Deferred income taxes	1,111	1,920
Changes in operating assets and liabilities:
Trade receivables	(292)	2,666
Inventories	5,954	1,061
Trade accounts payable and accrued expenses	2,298	(2,946)
Employee compensation and benefits	(580)	(4,334)
Product liability	135	(896)
Prepaid expenses, other assets and other liabilities	(3,434)	1,296
Income taxes payable	1,499	(1,160)
Cash provided by operating activities	32,374	19,131

Investing Activities
Property, plant and equipment additions	(7,719)	(12,598)
Proceeds from sale of assets	16	16
Purchases of short-term investments	(47,496)	(76,977)
Proceeds from maturities of short-term investments	35,496	74,736
Cash used for investing activities	(19,703)	(14,823)

Financing Activities
Tax benefit from exercise of stock options	1,441	698
Repurchase of common stock Payment of employee withholding tax related to share-based compensation	(1,999) (2,432)	- (1,367)
Dividends paid	(2,775)	(2,940)
Cash used for financing activities	(5,765)	(3,609)

Increase in cash and cash equivalents	6,906	699

Cash and cash equivalents at beginning of period	5,132	5,008

Cash and cash equivalents at end of period	$12,038	$ 5,707